UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2006

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	000-29225 (Commission File Number)	73-1513309 (I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
     On June 7, 2006, at the annual meeting of shareholders of Dobson Communications Corporation (the “Company”), the Company’s shareholders approved the Second Amendment to the Company’s 2002 Stock Incentive Plan, as amended (the “2002 Plan”), which increased the number of shares of the Company’s Class A common stock reserved for issuance under the 2002 Plan from 11.0 million shares to 19.5 million shares, an increase of 8.5 million shares. The Second Amendment was previously approved by the Company’s Board of Directors (subject to shareholder approval) and became effective upon shareholder approval. A copy of the Second Amendment to the 2002 Plan is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibit:
     10.1 Second Amendment to the 2002 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION
Date: June 12, 2006	By:	/s/ Richard D. Sewell, Jr.
		Name:	Richard D. Sewell, Jr.
Title Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amendment to the 2002 Stock Incentive Plan

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